Exhibit 23.5

Knowledge Enterprises, Inc.

84 North Main Street, Suite 201

Chagrin Falls, OH 44022

Tel.: (440) 247-9051

Fax: (440) 247-9053

Date July 14, 2004

We hereby irrevocably consent to the use of our firm’s name, and the references to the reports, data and information supplied by us, in the registration statement on Form S-1 (SEC File No. 333-116038) of Symmetry Medical Inc. (the “Issuer”) and any amendments thereto, filed with the Securities and Exchange Commission for the registration of the Issuer’s Common Stock.

KNOWLEDGE ENTERPRISES, INC.

By:	/s/ SHIRLEY A. ENGELHARDT
Name: Shirley A. Engelhardt Title: President